Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 1-646-536-7331
Tel: 1-484-693-1702	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Announces Forbearance Agreement through March 31, 2014

Management in Discussion with Several Financing Sources; Anticipate New Financing Arrangement Before Expiration of the Forbearance Period

Center Valley, PA – January 23, 2014 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision” or “the Company”), an industry leading global manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the naval/maritime, energy and precision industrial sectors, today announced that it has entered into an agreement with its current bank in regards to the Loan and Security Agreement between Ranor and its primary lender. The agreement is essential to positioning the Company in a manner that facilitates an orderly refinancing of its existing debt facilities.

The forbearance agreement covers the period of the bank’s forbearance from April 1, 2013 through March 31, 2014. Details of the agreement are included in the Form 8-K filed by the Company with the Securities and Exchange Commission.  The agreement defines an orderly timeline and construct for the Company to complete a refinancing of its current debt facilities.

“With this agreement in place, we accelerate our effort to secure a new financing agreement supporting TechPrecision’s future,” commented Len Anthony, TechPrecision’s Executive Chairman. “The Company is currently in active discussions with several potential financing sources, and we are optimistic we can secure new financing before the expiration of this forbearance agreement. We appreciate the bank’s patience and continuing support during this transition period.”

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc., and Wuxi Critical Mechanical Components Co., Ltd., globally manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: energy, naval/maritime and precision industrial. TechPrecision’s goal is to be an end-to-end global service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including recurring operating losses and the availability of appropriate financing facilities impacting our ability to continue as a going concern, our ability to change the composition of our revenues and effectively reduce operating expenses, the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.